Exhibit 10.1

SEVENTH AMENDMENT TO FIFTH AMENDED AND RESTATED
REVOLVING CREDIT AND TERM LOAN AGREEMENT

THIS SEVENTH AMENDMENT TO FIFTH AMENDED AND RESTATED REVOLVING CREDIT AND TERM LOAN AGREEMENT (this "Amendment"), is made and entered into as of October 27, 2015, by and among HEALTHWAYS, INC., a Delaware corporation (the "Borrower"), the Subsidiary Loan Parties party hereto and SUNTRUST BANK, in its capacity as Administrative Agent for the Lenders (the "Administrative Agent") and the Swingline Lender.

W I T N E S S E T H:

WHEREAS, the Borrower, the several banks and other financial institutions from time to time party thereto (collectively, the "Lenders") and the Administrative Agent are parties to a certain Fifth Amended and Restated Revolving Credit and Term Loan Agreement, dated as of June 8, 2012, as amended by that certain First Amendment to Fifth Amended and Restated Revolving Credit and Term Loan Agreement dated as of February 5, 2013, that certain Second Amendment to Fifth Amended and Restated Revolving Credit and Term Loan Agreement dated as of March 15, 2013, that certain Third Amendment to Fifth Amended and Restated Revolving Credit and Term Loan Agreement and First Amendment to Second Amended and Restated Subsidiary Guarantee Agreement dated as of July 1, 2013, that certain Fourth Amendment to Fifth Amended and Restated Revolving Credit and Term Loan Agreement dated as of April 14, 2014, that certain Fifth Amendment to Fifth Amended and Restated Revolving Credit and Term Loan Agreement dated as of December 29, 2014 and that certain Sixth Amendment to Fifth Amended and Restated Revolving Credit and Term Loan Agreement dated as of April 21, 2015 (as further amended, restated, supplemented or otherwise modified from time to time prior to the date hereof, the "Credit Agreement"; capitalized terms used herein and not otherwise defined shall have the meanings assigned to such terms in the Credit Agreement), pursuant to which the Lenders have made certain financial accommodations available to the Borrower;

WHEREAS, the Borrower has requested that the Lenders and the Administrative Agent amend certain provisions of the Credit Agreement, and subject to the terms and conditions hereof, the Lenders are willing to do so;

NOW, THEREFORE, for good and valuable consideration, the sufficiency and receipt of all of which are acknowledged, the Borrower and the Administrative Agent, for itself as Administrative Agent, Swingline Lender and Issuing Bank and on behalf of Lenders constituting Required Lenders, agree as follows:

1.            Amendments.

(a)            Section 1.1 of the Credit Agreement is amended by replacing the definition of "Consolidated EBITDA" in its entirety with the following:

"Consolidated EBITDA" shall mean, for the Borrower and its Subsidiaries for any period, an amount equal to the sum of (a) Consolidated Net Income for such period plus (b) to the extent deducted in determining Consolidated Net Income for such period, (i) Consolidated Interest Expense, (ii) income tax expense, (iii) depreciation and amortization, (iv) all other non-cash charges (including non-cash expenses related to equity-based compensation, but excluding any such other non-cash charge to the extent that it represents an accrual of or reserve for future cash payments), (v) (A) operational improvement and restructuring charges (including severance costs) paid or payable in cash as contemplated by the Borrower's 2015 consultant-assisted strategic review and business process redesign initiative (including fees and expenses of consultants to the Borrower with respect thereto and fees and expenses in connection with the Seventh Amendment), incurred during the period of July 1, 2015 through March 31, 2017, in an aggregate amount not to exceed $27,500,000, (B) cash severance charges in connection with the departure of the Borrower's chief executive officer during the quarter ending June 30, 2015 in an aggregate amount not to exceed $2,200,000 and (C) inducement awards related to the hiring of the Borrower's new chief executive officer, paid or payable in cash, in an aggregate amount not to exceed $1,250,000, to the extent charged over the period of October 1, 2015 through December 31, 2016, (vi) transaction charges incurred by the Borrower in connection with the issuance of the 2013 Convertible Notes (including charges associated with the 2013 Convertible Notes Call Spread Transaction) in an aggregate amount not to exceed $18,000,000, in each case determined on a consolidated basis in accordance with GAAP for such period, (vii) to the extent included in the calculation of Consolidated EBITDA for any period that includes either the Fiscal Quarter ended March 31, 2014, or the Fiscal Quarter ended June 30, 2014, accounting charges taken in such Fiscal Quarter(s) as a result of the BCBSM Settlement in an aggregate amount not to exceed $9,500,000 and (viii) to the extent included in the calculation of Consolidated EBITDA for any period that includes a Fiscal Quarter ending on or before December 31, 2015, accounting charges attributable to the settlement or other satisfaction of litigation liabilities and the incurrence of related expenses (excluding any such charges related to the BCBSM Settlement) in an aggregate amount not to exceed $5,000,000 during the term of this Agreement.  To the extent that during such period any Loan Party shall have consummated an Acquisition, or any sale, transfer or other disposition of any Person, business, property or assets, Consolidated EBITDA shall be calculated on a Pro Forma Basis with respect to such Person, business, property or assets so acquired or disposed of.
(b)            Section 1.1 of the Credit Agreement is amended by inserting the following new definition in the appropriate alphabetical order therein:

"Seventh Amendment" shall mean that certain Seventh Amendment to Fifth Amended and Restated Revolving Credit and Term Loan Agreement, dated as of October 27, 2015, by and among the Borrower, the Subsidiary Loan Parties party thereto and the  Administrative Agent, individually and on behalf of the Required Lenders.
2.    Reduction of Aggregate Revolving Commitments.  Upon the effectiveness of this Amendment as provided in Section 3 below, the Aggregate Revolving Commitments shall be reduced from $200,000,000 to $125,000,000, such commitment reduction to be applied proportionately and permanently the Revolving Commitment of each Lender.  After giving effect to such commitment reduction, the Revolving Commitment of each Lender is set forth on Schedule A attached hereto.

3.    Conditions to Effectiveness of this Amendment. Notwithstanding any other provision of this Amendment and without affecting in any manner the rights of the Lenders hereunder, it is understood and agreed that this Amendment shall not become effective, and the Borrower shall have no rights under this Amendment, until the Administrative Agent shall have received (a) executed counterparts of this Amendment from the Borrower and the Guarantors, (b) copies of resolutions of the Borrower's and Guarantors' board of directors or other equivalent governing body, or comparable organizational documents and authorizations, authorizing the execution, delivery and performance of this Amendment, (c) written authorization from the Required Lenders approving this Amendment and authorizing the Administrative Agent to execute this Amendment, (d) payment of an amendment fee to the Administrative Agent, for the ratable benefit of the Lenders that authorize the Administrative Agent to execute this Amendment, in the amount of 0.15% of such Lenders' Revolving Commitment (after giving effect to the reduction in the Aggregate Revolving Commitments provided herein) and outstanding Term Loan, and (e) payment of such other fees Borrower has previously agreed to pay to the Administrative Agent or its affiliates in connection with this Amendment and reimbursement of the reasonable expenses of the Administrative Agent incurred in connection with this Amendment and the transactions contemplated hereby or otherwise owing pursuant to the Credit Agreement.
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4.    Representations and Warranties.  To induce the Lenders and the Administrative Agent to enter into this Amendment, each Loan Party represents and warrants to the Lenders and the Administrative Agent that:

(a)            Each of the Borrower and its Subsidiaries (i) is duly organized, validly existing and in good standing as a corporation or limited liability company, as applicable, under the laws of the jurisdiction of its organization, (ii) has all requisite power and authority to carry on its business as now conducted, and (iii) is duly qualified to do business, and is in good standing, in each jurisdiction where such qualification is required, except where a failure to be so qualified would not reasonably be expected to result in a Material Adverse Effect;

(b)     The execution, delivery and performance of this Amendment by each Loan Party are within such Loan Party's organizational powers and have been duly authorized by all necessary organizational action;

(c)            The execution, delivery and performance of this Amendment by each Loan Party (i) do not require any consent or approval of, registration or filing with, or any action by, any Governmental Authority, except those as have been obtained or made and are in full force and effect or where the failure to do so, individually or in the aggregate, could not reasonably be expected to have a Material Adverse Effect, (ii) will not violate any applicable judgment, law or regulation or the charter, by-laws or other organizational documents of the Borrower or any of its Subsidiaries or any order of any Governmental Authority, (iii) will not violate or result in a default under any indenture, Material Agreement or other material instrument binding on the Borrower or any of its Subsidiaries or any of its material assets or give rise to a right thereunder to require any payment to be made by the Borrower or any of its Subsidiaries and (iv) will not result in the creation or imposition of any Lien on any material asset of the Borrower or any of its Subsidiaries, except Liens (if any) created under the Loan Documents;

(d)            This Amendment has been duly executed and delivered by or on behalf of each Loan Party and constitutes a legal, valid and binding obligation of each Loan Party, enforceable against such Loan Party in accordance with its terms except as may be limited by applicable bankruptcy, insolvency, reorganization, moratorium or similar laws affecting the enforcement of creditors' rights generally and by general principles of equity; and

(e)            After giving effect to this Amendment and any changes in facts and circumstances that are not prohibited by the terms of the Credit Agreement, the representations and warranties contained in the Credit Agreement and the other Loan Documents are true and correct in all material respects (subject to the limitation that representations and warranties effective as of a specified date are true and correct as of such specified date), and no Default or Event of Default exists as of the date hereof.
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5.	Reaffirmations and Acknowledgments.
(a)            Reaffirmation of Guaranty.  Each Subsidiary Loan Party consents to the execution and delivery by the Borrower of this Amendment and ratifies and confirms the terms of the Subsidiary Guarantee Agreement with respect to the indebtedness now or hereafter outstanding under the Credit Agreement as amended hereby and all promissory notes issued thereunder. Each Subsidiary Loan Party acknowledges that, notwithstanding anything to the contrary contained herein or in any other document evidencing any indebtedness of the Borrower to the Lenders or any other obligation of the Borrower, or any actions now or hereafter taken by the Lenders with respect to any obligation of the Borrower, the Subsidiary Guarantee Agreement (i) is and shall continue to be a primary obligation of the Subsidiary Loan Parties, (ii) is and shall continue to be an absolute, unconditional, joint and several, continuing and irrevocable guaranty of payment, and (iii) is and shall continue to be in full force and effect in accordance with its terms.  Nothing contained herein to the contrary shall release, discharge, modify, change or affect the original liability of the Subsidiary Loan Parties under the Subsidiary Guarantee Agreement.

(b)            Acknowledgment of Perfection of Security Interest. Each Loan Party acknowledges that, as of the date hereof, the security interests and liens granted to the Administrative Agent and the Lenders under the Credit Agreement and the other Loan Documents are in full force and effect, are properly perfected and are enforceable in accordance with the terms of the Credit Agreement and the other Loan Documents.

6.    Effect of Amendment.  Except as set forth expressly herein, all terms of the Credit Agreement, as amended hereby, and the other Loan Documents shall be and remain in full force and effect and shall constitute the legal, valid, binding and enforceable obligations of the Borrower to the Lenders and the Administrative Agent.  The execution, delivery and effectiveness of this Amendment shall not, except as expressly provided herein, operate as a waiver of any right, power or remedy of the Lenders under the Credit Agreement, nor constitute a waiver of any provision of the Credit Agreement.  This Amendment shall constitute a Loan Document for all purposes of the Credit Agreement.

7.    Governing Law.   This Amendment shall be governed by, and construed in accordance with, the internal laws of the State of New York and all applicable federal laws of the United States of America.

8.    No Novation.  This Amendment is not intended by the parties to be, and shall not be construed to be, a novation of the Credit Agreement or an accord and satisfaction in regard thereto.

9.    Costs and Expenses.  The Borrower agrees to pay on demand all reasonable out-of-pocket costs and expenses of the Administrative Agent in connection with the preparation, execution and delivery of this Amendment, including, without limitation, the reasonable fees and out-of-pocket expenses of outside counsel for the Administrative Agent with respect thereto.

10.    Counterparts.  This Amendment may be executed by one or more of the parties hereto in any number of separate counterparts, each of which shall be deemed an original and all of which, taken together, shall be deemed to constitute one and the same instrument.  Delivery of an executed counterpart of this Amendment by facsimile transmission or by electronic mail in pdf form shall be as effective as delivery of a manually executed counterpart hereof.

11.    Binding Nature.  This Amendment shall be binding upon and inure to the benefit of the parties hereto, their respective successors, successors-in-titles, and assigns.

12.    Entire Understanding.  This Amendment sets forth the entire understanding of the parties with respect to the matters set forth herein, and shall supersede any prior negotiations or agreements, whether written or oral, with respect thereto.

[Signature Pages Follow]

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IN WITNESS WHEREOF, the parties hereto have caused this Amendment to be duly executed, under seal in the case of the Borrower and the Guarantors, by their respective authorized officers as of the day and year first above written.

BORROWER:

HEALTHWAYS, INC.

By:	/s/ Alfred Lumsdaine
Name:	Alfred Lumsdaine
Title:	Chief Financial Officer and Secretary

SUBSIDIARY LOAN PARTIES:

AMERICAN HEALTHWAYS SERVICES, LLC
CARESTEPS.COM, INC.
POPULATION HEALTH SUPPORT, LLC
HEALTHWAYS INTERNATIONAL, INC.
HEALTHWAYS HEALTH SUPPORT, LLC
HEALTHWAYS WHOLEHEALTH NETWORKS, INC.
HEALTHWAYS QUITNET, LLC
HEALTHWAYS HEALTHTRENDS, LLC
CLINICAL DECISION SUPPORT, LLC
MEYOU HEALTH, LLC
HEALTHHONORS, LLC
THE STRATEGY GROUP, LLC
NAVVIS HEALTHCARE, LLC
NAVVIS CONSULTING, LLC
HEALTHWAYS HAWAII, LLC
ASCENTIA HEALTH CARE SOLUTIONS L.L.C.

By:	/s/ Alfred Lumsdaine
Name:	Alfred Lumsdaine
Title:	Chief Financial Officer and Secretary

[SIGNATURE PAGE TO SEVENTH AMENDMENT TO
FIFTH AMENDED AND RESTATED REVOLVING CREDIT AND TERM LOAN AGREEMENT]

ADMINISTRATIVE AGENT:

SUNTRUST BANK, as Administrative Agent

By:	/s/ Mary E. Coke
Name:	Mary E. Coke
Title:	Vice President

[SIGNATURE PAGE TO SEVENTH AMENDMENT TO
FIFTH AMENDED AND RESTATED REVOLVING CREDIT AND TERM LOAN AGREEMENT]

Schedule A
Revolver Commitments

Lender	Revolving Commitment
SunTrust Bank	$20,312,500
U.S. Bank National Association	$20,312,500
Fifth Third Bank	$20,312,500
JPMorgan Chase Bank, N.A.	$15,625,000
PNC Bank National Association	$10,937,500
Compass Bank	$7,812,500
Capital Bank, N.A.	$6,250,000
Regions Bank	$6,250,000
Cadence Bank, N.A.	$4,687,500
First Tennessee Bank	$4,687,500
Pinnacle National Bank	$3,750,000
First Merit Bank	$2,187,500
Avenue Bank	$1,875,000
Total Commitments:	$125,000,000